Exhibit 10.3

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made, effective as of February 14, 2018, by InterCloud Systems, Inc., a Delaware corporation (“Seller”) to Spectrum Global Solutions, Inc., a Nevada corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of April I, 2017 (the “Asset Purchase Agreement”);

WHEREAS, Section 2.6 of the Asset Purchase Agreement provides for the sale, transfer, conveyance and delivery to Buyer of the remaining 19.9% of the Assets not already purchased by Buyer (the “Remaining Assets”), and in consideration thereof, notwithstanding anything set forth in the Asset Purchase Agreement, in particular Section 2.6 thereof, Buyer agrees to issue Seller the common stock purchase warrant included herein as Exhibit A as full and final consideration for the Remaining Assets, and Seller accepts such consideration; and

WHEREAS, Seller and Buyer desire to carry out the intent and purpose of the Asset Purchase Agreement by Seller’ s execution and delivery to Buyer of this Bill of Sale, evidencing the transfer to and vesting in Buyer of all of Seller’s right, title and interest in and to the Remaining Assets, in addition to such other instruments as Buyer shall have otherwise received or may hereafter reasonably request in accordance with the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and other valuable consideration paid by Buyer to Seller at or before the execution and delivery hereof, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

Section 1. Conveyance. Effective as of the date hereof, Seller hereby conveys, grants, bargains, sells, transfers, sets over, and assigns to Buyer and its successors and assigns forever all of Seller’s right, title and interest in and to the Remaining Assets, subject to the terms of the Asset Purchase Agreement.

Section 2. Further Assurances. Seller and Buyer each shall execute such documents and other papers and take, or cause to be taken, such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby.

Section 3. Buyer’s Benefit. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

Section 4. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, Seller’s representations, warranties, covenants, agreements and indemnities relating to the Assets, and limitations thereto, are incorporated herein by this reference. The parties acknowledge and agree that nothing herein, express or implied, shall be deemed to supersede, modify, limit or expand any of the provisions of the Asset Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

Section 5. Effectiveness. This instrument is executed by and shall be binding upon Seller, for the uses and purposes set forth and referred to, effective immediately upon its delivery to Buyer. Facsimile and other electronically scanned (e.g., PDF) signature of Seller shall be binding.

Section 6. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

Section 7. Governing Law. The validity, interpretation and performance of this Bill of Sale shall be governed and construed in accordance with the internal laws of the State of New York.

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by its duly authorized officer as of this 14th day of February, 2018.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Daniel Sullivan
	Name:	Daniel Sullivan
	Title:	Chief Accounting Officer

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger M. Ponder
	Name:	Roger M. Ponder
	Title:	Chief Executive Officer

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